SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant |X|

Filed by a Party other than the Registrant [ ]

--------------------------------------------------------------------------------

Check the appropriate box:


[ ] Preliminary Proxy Statement             [ ]  Confidential for use of the
|X| Definitive Proxy Statement                   Commission Only (as permitted
[ ] Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                            People's Bancshares, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|X|     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the form or schedule and the date of its filing.

        (1)    Amount previously paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:







                            PEOPLE'S BANCSHARES, INC.
                               545 PLEASANT STREET
                        NEW BEDFORD, MASSACHUSETTS 02740
                            TELEPHONE (508) 991-2601

Dear Stockholder:

        You are cordially invited to attend the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of People's Bancshares, Inc. (the "Company") to be held at The Holiday Inn, 195 Westgate Drive, Brockton, Massachusetts, at 9:00 a.m., local time, on Tuesday, May 20, 1997.

        The Annual Meeting has been called for the following purposes:

        1.     To elect four (4) directors for a three-year term.

        2. To consider and vote upon the ratification of the appointment of Wolf & Company, P.C. as the Company's independent certified public accountants for the current fiscal year.

        3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 25, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT AT THE ANNUAL MEETING YOU VOTE "FOR" PROPOSALS ONE AND TWO.



                                          Very truly yours,


                                          /s/ Richard S. Straczynski
                                          -----------------------------------
                                          Richard S. Straczynski
                                          President and Chief Executive Officer


April 21, 1997


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.







                            PEOPLE'S BANCSHARES, INC.
                               545 PLEASANT STREET
                        NEW BEDFORD, MASSACHUSETTS 02740
                            TELEPHONE (508) 991-2601

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1997


        Notice Is Hereby Given that the Annual Meeting of Stockholders (the "Annual Meeting") of People's Bancshares, Inc. (the "Company") will be held at The Holiday Inn, 195 Westgate Drive, Brockton, Massachusetts, at 9:00 a.m., local time, on Tuesday, May 20, 1997, for the following purposes:

        1.     To elect four (4) directors for a three-year term.

        2.     To consider and  vote upon the ratification of the appointment of
               Wolf  &  Company,   P.C.  as  the Company's independent certified
               public accountants for the current fiscal year.

        3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        Pursuant to the Company's By-laws (the "By-laws"), the Board of Directors has fixed the close of business on March 25, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

        The above matters are described in detail in the accompanying Proxy Statement.



                                        By Order of the Board of Directors


                                        /s/ S. David Goldberg
                                        ----------------------------------------
                                        S. David Goldberg
                                        Clerk

April 21, 1997


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.








                            PEOPLE'S BANCSHARES, INC.
                               545 PLEASANT STREET
                        NEW BEDFORD, MASSACHUSETTS 02740
                            TELEPHONE (508) 991-2601

                              --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 20, 1997

                 VOTING, REVOCATION, AND SOLICITATION OF PROXIES


ANNUAL MEETING

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of People's Bancshares, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at The Holiday Inn, 195 Westgate Drive, Brockton, Massachusetts, at 9:00 a.m., local time, on Tuesday, May 20, 1997, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in this Proxy Statement.

        At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

        1.     To elect four (4) directors for a three-year term.

        2. To consider and vote upon the ratification of the appointment of Wolf & Company, P.C. as the Company's independent certified public accountants for the current fiscal year.

        3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

THE COMPANY

        The Company is a bank holding company conducting business through People's Savings Bank of Brockton (the "Bank"). On February 8, 1996, the Company and the Bank completed a reorganization (the "Reorganization") in which the Bank became a wholly-owned subsidiary of the Company, and each issued and outstanding share of common stock of the Bank was converted into and exchanged for one share of common stock, $.10 par value per share ("Common Stock") of the Company.

RECORD DATE

        This Proxy Statement is first being mailed to stockholders of the Company on or about April 21, 1997, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors (the "Board") has fixed the close of business on March 25, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of the Company's Common Stock at that time will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there



                                        1





were 3,592,170 shares of Common Stock outstanding and each such share is entitled to one vote at the Annual Meeting.

PROXIES

        Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted FOR the election of the nominees for director listed in this Proxy Statement and FOR Proposal Two. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

        Any properly completed proxy may be revoked at any time before it is voted by filing a written notice of such revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of the Company, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

        The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company, who will receive no compensation for their services other than their salaries, may solicit proxies personally, by telephone or by telegraph. Brokerage houses, nominees, fiduciaries, and other custodians are requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses.

STOCKHOLDER VOTE REQUIRED

        The presence, in person or by proxy, of at least a majority in interest of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

        A quorum being present, the vote of a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for director (Proposal
One). The vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of Wolf & Company, P.C. as independent certified public accountants of the Company (Proposal Two). Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will not have an effect on the outcome of Proposals One and Two.

ANNUAL REPORT

        The Company's Annual Report to Stockholders, including consolidated financial statements of the Bank for the fiscal year ended December 31, 1996, is being mailed to stockholders of the Company together with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting material. ADDITIONAL COPIES OF THE ANNUAL REPORT AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") (WITHOUT EXHIBITS) ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, FROM THE COMPANY. SUCH REQUESTS SHOULD BE DIRECTED TO PEOPLE'S BANCSHARES, INC., 545 PLEASANT STREET, NEW BEDFORD, MASSACHUSETTS 02740, ATTENTION: SHAREHOLDER RELATIONS DEPARTMENT.


                                        2






                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of March 15, 1997 certain information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers as a group (14 persons). Except as otherwise indicated, each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                                              PERCENT
                                                  AMOUNT AND NATURE          OF COMMON
NAME OF OWNER                                OF BENEFICIAL OWNERSHIP(1)       STOCK(2)
-------------                                --------------------------       --------

Colin C. Blair                                      111,826(3)                   3.07
Donna L. Boulanger                                    8,000(4)                      *
Frederick W. Adami, III                               7,500(5)                      *
Virginia M. Burke                                     7,416(6)                      *
B. Benjamin Cavallo                                 171,999(7)                   4.79
John R. Eaton                                        13,496(8)                      *
S. David Goldberg                                    18,390(9)                      *
Terrence Gomes                                       2,041(10)                      *
Fred W. Green                                        9,516(11)                      *
Dr. Loring C. Johnson                                6,941(12)                      *
Richard D. Matthews                                 27,343(13)                      *
Gerald R. Rodman                                     7,516(14)                      *
Davis H. Scudder                                    12,725(15)                      *
Stanley D. Siskind                                  11,070(16)                      *
All directors and executive officers
    as a group (14 persons)                        415,779(17)                  11.19

--------------------

* The percentage of shares beneficially owned does not exceed one percent of the class so owned.

(1) Beneficial ownership for purposes of this Proxy Statement is defined in accordance with the requirements of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), which provides that the beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security, or has the right to acquire such voting power or investment power through the exercise of an option, warrant or right within 60 days.

(2) For purposes of calculating the percentage of the outstanding shares of Common Stock at March 15, 1997 for each listed person or entity, the number of shares of Common Stock includes shares that may be acquired by such person or entity within 60 days of March 15, 1997 through the exercise of vested stock options under the Company's Amended and Restated Incentive and Nonqualified Stock Option Plan (the "1986 Employee Option Plan"), the Company's Amended and Restated Directors' Stock Option Plan (the "1986 Director Option Plan") and the Company's 1996 Stock Option and Incentive Plan (the "1996 Option Plan" and collectively the "Stock Option Plans") but does not include the number of shares underlying such options held by any other person.




                                        3






(3) Includes 47,100 shares which Mr. Blair has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Employee Option Plan and 1996 Option Plan. Also includes 21,726 shares which may be deemed beneficially owned by Mr. Blair through his interest in the Bank's 401(k) plan, which invests in Common Stock.

(4) Includes 8,000 shares which Ms. Boulanger has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Employee Option Plan and 1996 Option Plan.

(5) Includes 6,516 shares which Mr. Adami has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan. Also includes 750 shares owned by Mr. Adami jointly with his wife, with shared voting and investment power.

(6) Includes 6,516 shares which Ms. Burke has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan.

(7) Includes 1,916 shares which Mr. Cavallo has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan. Also includes 2,056 shares held by Mr. Cavallo's son, 98,107 shares held by Mr. Cavallo's wife and 54,130 shares held by a partnership in which Mr. Cavallo is a partner.

(8) Includes 6,516 shares which Mr. Eaton has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan. Also includes 3,500 shares owned by Mr. Eaton jointly with his wife.

(9) Includes 6,516 shares which Mr. Goldberg has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan. Also includes 300 shares owned by Mr. Goldberg's wife.

(10) Includes 1,916 shares which Mr. Gomes has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan.

(11) Includes 6,516 shares which Mr. Green has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan.

(12) Includes 6,516 shares which Mr. Johnson has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan.

(13) Includes 6,516 shares which Mr. Matthews has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan. Also includes 6,000 shares held by the R.D. Matthews Construction Company, Inc. Profit Sharing Trust, of which Mr. Matthews is Trustee. Also includes 500 shares owned by Mr. Matthews jointly with his wife, with shared voting and investment power.

(14) Includes 5,316 shares which Mr. Rodman has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan.


                                        4






(15) Includes 6,516 shares which Mr. Scudder has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan. Also includes 440 shares owned by members of Mr. Scudder's immediate family and 2,555 shares owned by Scudder Bros. Fuel Company, Inc., of which Mr. Scudder is a principal.

(16) Includes 6,516 shares which Mr. Siskind has the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Director Option Plan.

(17) Includes 122,892 shares which directors and executive officers have the right to acquire within 60 days of March 15, 1997, through the exercise of vested stock options granted under the 1986 Employee Option Plan or 1996 Option Plan (in the case of the executive officers) or the 1986 Director Option Plan (in the case of directors).


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

        The By-laws provide that the Board of Directors shall consist of not less than three (3) individuals, to be divided into three classes as nearly equal in size as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified. The Board of Directors currently consists of twelve directors.

        At the Annual Meeting, stockholders will be asked to vote on the election of Class II Directors (Proposal One). The Nominating Committee of the Board of Directors has nominated Virginia M. Burke, John R. Eaton, S. David Goldberg and Loring C. Johnson for election as Class II Directors at the Annual Meeting. Although it is anticipated that all of the nominees for director will be available to serve as directors if elected, should any one or more of them be unable to serve, the proxies may be voted for the election of substitute nominees.

RECOMMENDATION OF DIRECTORS

        THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND VOTING AT THE ANNUAL MEETING WILL BE REQUIRED TO ELECT THE NOMINEES AS DIRECTORS.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOUR NOMINEES PROPOSED BY MANAGEMENT AS DIRECTORS OF THE COMPANY.

DIRECTORS OF THE COMPANY

        The directors of the Company, their positions with the Company and their ages as of March 1, 1997 are as follows:


                                        5






                Name                                    Age      Position
                ----                                    ---      --------

         NOMINEES FOR ELECTION AT
         THIS ANNUAL MEETING:

CLASS II (TERM EXPIRES IN 1997):

Virginia M. Burke..................................      54       Director
John R. Eaton     .................................      61       Director
S. David Goldberg..................................      61       Clerk and Director
Dr. Loring C. Johnson..............................      65       Director

                       CONTINUING DIRECTORS:

CLASS III (TERM EXPIRES IN 1998):

B. Benjamin Cavallo................................      69       Director
Terrence Gomes.....................................      51       Director
Fred W. Green     .................................      51       Director
Gerald R. Rodman...................................      64       Director
Stanley D. Siskind.................................      66       Director

CLASS I (TERM  EXPIRES IN 1999):

Frederick W. Adami, III............................      52       Director
Richard D. Matthews................................      63       Director
Davis H. Scudder...................................      66       Director


BIOGRAPHICAL INFORMATION

        Frederick W. Adami, III. Mr. Adami has been a director since 1975. Mr. Adami has been an attorney in the law firm of Reed, Adami & Kaiser in Brockton, Massachusetts since 1988.

        Virginia M. Burke. Ms. Burke has been a director since 1994. Ms. Burke was employed at NYNEX from 1968 to 1994. At retirement she was Manager of Regional Public Affairs for NYNEX.

        B. Benjamin Cavallo. Mr. Cavallo has been a director since 1995. Mr. Cavallo has been an insurance broker since 1959 and is a partner at Cavallo & Signoriello Insurance Agency, Mansfield, Massachusetts.

        John R. Eaton. Mr. Eaton has been a director since 1975. Mr. Eaton is Executive Vice President of A.L. Cushman & Son, Inc., Brockton, Massachusetts.

        S. David Goldberg. Mr. Goldberg is Clerk of the Company and has been a director since 1988. Mr. Goldberg is an attorney practicing in South Easton, Massachusetts.

        Terrence Gomes. Mr. Gomes has been a director since 1995. Mr. Gomes has been on the faculty of Massasoit Community College, Brockton, Massachusetts since 1982 and is currently Dean of Faculty and Instruction.

        Fred W. Green. Mr. Green has been a director since 1990. Mr. Green is currently President and Chief Executive Officer of F.W. Green Associates, a consulting company. Previously, Mr. Green was President, Chief Executive Officer and Director of Abington Mutual Insurance Company, which was placed in receivership in June 1995.



                                        6






        Dr. Loring C. Johnson. Dr. Johnson has been a director since 1984. Dr. Johnson has been an orthodontist since 1966 and is currently practicing in Easton, Massachusetts.

        Richard D. Matthews. Mr. Matthews has been a director since 1993. Mr. Matthews is President and Treasurer of R.D. Matthews Construction Company, Inc., Hanover, Massachusetts and has been a real estate developer and building contractor since 1959.

        Gerald R. Rodman. Mr. Rodman has been a director since 1994. Mr. Rodman has been a partner at the End Zone Motor Inn and Lounge since 1983 and is formerly Vice President and Partner at Rodman Ford Sales, Foxboro, Massachusetts.

        Davis H.  Scudder.  Mr.  Scudder  has been a director  since  1974.  Mr.
Scudder  is  President  of  Scudder   Bros.   Fuel  Company,   Inc.,   Brockton,
Massachusetts.

        Stanley D. Siskind. Mr. Siskind has been a director since 1972. Mr. Siskind is formerly Executive Vice President at Rix-Dunnington, Inc., a retail pharmacy chain, where he worked from 1956 to 1992.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors of the Bank held 15 meetings during the fiscal year ended December 31, 1996. During 1996, each of the incumbent directors attended more than 75% of the total number of meetings of the Board and of the committees on which such director served, with the exception of Mr. Rodman, who missed four meetings.

        The Board of Directors of the Company held 8 meetings during the fiscal year ended December 31, 1996. During 1996, each of the incumbent directors attended more than 75% of the total number of meetings of the Board and of the committees on which such director served, with the exception of Mr. Rodman, who missed three meetings.

        The following is a description of the Executive Committee, the Auditing Committee, the Nominating Committee, and the Option Committee of the Board of Directors of the Company.

        Executive Committee. The Executive Committee has broad authority to transact such business as might otherwise come before the full Board of Directors. The Executive Committee is composed of Messrs. Adami, Goldberg, Gomes, Johnson and Scudder. The Executive Committee held 27 meetings during 1996.

        Auditing Committee. The Auditing Committee has authority to nominate the Company's independent certified public accountants, make the annual audit of the Company and its subsidiaries, present its audit report to the Board of Directors, report to the Board of Directors on its review of the Treasurer's report of the Company's financial position and results of operations, and review the general policies and procedures utilized by the Company and its subsidiaries with respect to internal accounting and financial controls and accounting and reporting principles and practices applied by the Company. The Auditing Committee consists of Ms. Burke and Messrs. Eaton, Matthews and Siskind. The Auditing Committee met three times during 1996.

        Nominating Committee. The Nominating Committee recommends to the Board of Directors candidates for membership on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders, but only if such recommendations are received by the Company not more than 90 days and not less than 60 days prior to the anniversary date of the previous annual meeting, and such other requirements as are specified in the By-laws are followed. The
Nominating Committee consists of Messrs. Adami, Eaton, Gomes, Green, and Siskind. The Nominating Committee met two times during 1996.


                                        7






        Option Committee. The Option Committee administers the Stock Option Plans. The Option Committee consists of Ms. Burke and Messrs. Cavallo, Green, Rodman and Scudder. The Option Committee met one time during 1996.

COMPENSATION OF DIRECTORS

        Given that each director is a member of the Board of Directors of the Company and of the Board of Directors of the Bank and the fact that the Company currently conducts no business other than the business of the Bank, directors of the Company currently receive no compensation in their capacities as directors of the Company. Each of the members of the Company's Executive Committee, Auditing Committee and Nominating Committee also serves as a member of the equivalent committee of the Bank. Each member of the Option Committee is also a member of the Compensation Committee of the Bank. The Bank's CRA Committee consists of Ms. Burke and Mr. Eaton. The Bank's Investment Committee consists of Messrs. Adami, Eaton, Matthews, Rodman and Siskind. The Bank's Merger and Acquisition Committee consists of Messrs. Cavallo, Goldberg, Johnson and Rodman.

        Directors of the Bank received $400 for each meeting of the Board of Directors of the Bank they attended in 1996. The Clerk received an additional $150 for each meeting of the Board of Directors that he attended in 1996. Directors received a $4,000 annual retainer for being on the Board of the Directors of the Bank in 1996. Members of the Bank's Executive Committee received an annual fee of $9,600. Members of the Bank's Auditing Committee, Nominating Committee, CRA Committee and Compensation Committee received $400 for each committee meeting they attended in 1996. The Chairman of the Board of Directors received an annual fee of $8,500 in 1996. The Chairmen of the Bank's Audit Committee, Nominating Committee and Compensation Committee received an additional $50 for each of the meetings they attended in 1996. No such fees were paid to directors or committee members who are also officers of the Bank. The Clerk is not considered an officer for these purposes.

        Prior to 1997, non-employee directors received automatic grants of stock options annually and upon their joining the Board of Directors pursuant to a formula contained in the 1986 Director Option Plan. Beginning in 1997, non-employee directors will receive automatic grants of stock options annually and upon their joining the Board of Directors pursuant to a formula contained in the 1996 Option Plan.

EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company, their positions with the Company and their ages as of March 1, 1997 are as follows:

                Name          Age          Position
                ----          ---          --------
Richard S. Straczynski .....  50      President and Chief Executive Officer

Colin C. Blair    ..........  46      Chief Financial Officer and Treasurer


Donna L. Boulanger..........  43      Senior Vice President and Senior
                                      Lending Officer of People's Savings Bank
                                      of Brockton
----------------


                                        8






        Richard S. Straczynski. Mr. Straczynski was appointed President and Chief Executive Officer effective April 7, 1997. Mr. Straczynski served as President and Chief Operating Officer of the Hibernia Savings Bank of Quincy, Massachusetts from 1995 until 1997. Prior to that he served as a Regional President of Citizens Bank of Massachusetts, as a Regional President for the Bank of New England and its successor Fleet Bank of Massachusetts, N.A., and as an Executive Vice President for the Bank of New England.

        Colin C. Blair. Mr. Blair has served as Chief Financial Officer of the Bank since 1993. Mr. Blair was previously employed from 1991 to 1993 by Coopers & Lybrand, a public accounting firm, where he worked for the Chairman of its National Banking Group as a consultant. Prior to that time, he was employed for 10 years by KPMG Peat Marwick, a public accounting firm, as a Certified Public Accountant specializing in providing services to financial institutions.

        Donna L. Boulanger. Ms. Boulanger has been the Senior Vice President and Senior Lending Officer of the Bank since 1993. From 1988 to 1993, she served as Senior Risk Manager at Fleet Financial Group. From 1984 to 1988, Ms. Boulanger was employed by Old Stone Bank as a Vice President in various lending capacities.

REPORT ON EXECUTIVE COMPENSATION

         The executive compensation program of the Company and its subsidiaries has three primary components: base salary, cash incentive compensation, and stock options. Prior to the consummation of the Reorganization, the Compensation Committee of the Bank was responsible for reviewing the performance and administering the salaries and cash incentives of senior management, approving broad personnel policies and overseeing the Bank's compensation and benefit programs, including the Bank's stock option plans. Since the Reorganization, the Compensation Committee of the Bank has continued to perform such functions with the exception of the administration of the Stock Option Plans, which is the responsibility of the Option Committee of the Company. The composition of these committees is identical and includes the outside directors of the Company and the Bank over whose names this report has been made. The Committees strive to balance short-term and long-term objectives in establishing performance criteria. The Committees evaluate performance against such criteria before determining changes in salary, cash incentive payments, and option awards.

         In early 1995, the Compensation Committee of the Bank engaged KPMG Peat Marwick to review the salary structure for the Bank's Chief Executive Officer ("CEO") and Chief Financial Officer to help develop an incentive-based compensation plan to ensure their retention and tie their compensation more closely to quantifiable performance objectives. The resulting plan recognized that the Bank had restored its financial health and would continue to pursue profitable growth opportunities. Thus since 1996, incentive compensation has been primarily based upon the Company's return on average equity compared to its peers, upon the Company's growth in pre-tax revenues, and upon individual performance objectives. The Compensation Committee uses various industry salary surveys to establish salary ranges for the other senior executives of the Company's subsidiaries based upon its evaluation of their effectiveness. Management then uses such surveys to establish salary ranges for most officer positions.

         The key components of the CEO's compensation in 1996 were salary, cash incentive compensation and stock options. In determining the level of compensation for the CEO for 1996, the Committees reviewed the actual performance of the Bank in 1995 compared to budgeted and peer performance. The measures for the Bank's performance included profitability, reduction of troubled assets, improvement in regulatory ratings and strengthening of the Bank's managerial and operational infrastructure, individual performance.

         The evaluation of Mr. Williams' 1995 performance also included an evaluation of his progress in expanding the Bank's markets through acquisitions and developing other new sources of revenue. The review of the CEO's performance was initiated in Compensation Committee meetings of June, September, November and December 1995. Based upon this review, the salary paid to Mr. Williams was increased effective January

                                        9





1, 1996. Based upon the standards established in the KPMG Peat Marwick study and Committee meetings, Mr. Williams was also granted stock options in June 1996. Mr. Blair and Ms. Boulanger were also granted salary increases effective January 1, 1996 and stock options in June 1996, based upon most of the same criteria used to assess Mr. Williams' performance.

         Each option granted to Messrs. Williams and Blair and Ms. Boulanger during 1996 was granted at the market price of the common stock of the Bank on the grant date. Grants made to these officers were based upon assessments of individual performance as well as comparison to peer group compensation packages.

                                           Submitted by:

                                           Davis H. Scudder, Chairman
                                           Virginia M. Burke
                                           B. Benjamin Cavallo
                                           Fred W. Green
                                           Gerald R. Rodman


EXECUTIVE COMPENSATION

         Summary Compensation. Executive officers of the Company currently receive no compensation in their capacities as executive officers of the Company but are compensated as employees of the Bank. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid during the years ended December 31, 1996, 1995 and 1994 to the Bank's Chief Executive Officer and the other executive officers who received compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                        Securities         All
            Name and                                                                    Underlying        Other
       Principal Position                 Year          Salary (2)(3)     Bonus           Options    Compensation(4)
       ------------------                 --------------------------------------------------------------------------

John A. Williams(1)...................    1996          $  174,504            -            30,000       $146,750(5)
                                          1995             137,500          42,500         15,000            688
                                          1994             125,000          12,500         25,000            932

Colin C. Blair                            1996          $  133,400       $  37,500         13,600        $ 1,250
Chief Financial Officer                   1995             104,500          20,900          8,500          3,533
and Treasurer.........................    1994              95,000           9,500         25,000          2,192

Donna L. Boulanger                        1996          $   96,500       $  10,000          8,000        $   965
Senior Vice President and Senior          1995              86,500           9,400              0          2,561
Lending Officer.......................    1994              80,000           5,000         15,000          1,846
--------------

(1)  Mr.  Williams  served as President  and Chief  Executive  Officer until his
     resignation  in  December  1996.   Richard  S.  Straczynski  was  appointed
     President and Chief Executive Officer effective on April 7, 1997.

(2) In 1996, the Bank provided Mr. Williams, Mr. Blair and Ms. Boulanger with $800, $700 and $600 per month automobile allowances, respectively. The Bank reimbursed all officers for business-related expenses incurred, and, in addition, paid membership dues for its principal officers to certain organizations. The Company is unable

                                       10




     to state with certainty the amount of these items that may be attributable to personal use. However, the Company believes the amount that may be so attributable is less than $50,000 and is less than 10% of the compensation reported in this table with respect to each named executive officer.

(3) The amount of contributions by the Bank to the Savings Banks Employees Retirement Association defined benefit retirement plan with respect to any one officer or group of officers is not and cannot readily be separately or individually calculated by the regular actuaries for the retirement plan.

(4) Consists of employer contributions to 401(k) plan for Mr. Blair and Ms. Boulanger in 1994-1996 and for Mr. Williams in 1994 and 1995.

(5) Consists of severance benefits (including salary and health insurance continuation for six months) in connection with Mr. Williams' resignation in December 1996, a portion of which will be paid in 1997.

         Special Termination Agreements. The Bank and the Company have entered into a special termination agreement with Mr. Blair that provides severance benefits to Mr. Blair if his employment is terminated under certain circumstances following a change of control. The agreement generally provides that a "change in control" has occurred if (i) there has occurred a change in control within the meaning of Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any person becomes a beneficial owner, directly or indirectly, of securities of either employer, representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of such employer; (iii) during any period of two consecutive years, individuals who are Continuing Directors (as defined in the special termination agreement) cease for any reason to constitute at least a majority of the Board of Directors of either the Bank or the Company; or (iv) the stockholders of either employer approve certain mergers or consolidations of such employer with any other corporation, a plan of complete liquidation of such employer, or an agreement for the sale or disposition of all or substantially all of the assets of such employer.

         If a "terminating event" occurs within three years after there is a change of control, Mr. Blair will be generally entitled under his special termination agreement to a lump sum cash payment equal to three times his average annual compensation over the five most recent years of his employment with the Company or the Bank, as the case may be. A "terminating event" includes termination of employment by either employer, for any reason other than death, deliberate dishonesty, or conviction of certain crimes. A "terminating event" also includes resignation of the officer following a significant change in the officer's responsibilities, a decrease in the officer's annual compensation, or certain relocations of the offices of either employer. The Bank is a party to similar agreements with several other officers of the Bank, including Ms. Boulanger. People's Mortgage Corporation, the Bank's wholly-owned subsidiary, has entered into employment agreements with four of its officers, providing for severance benefits upon termination following a change of control of People's Mortgage Corporation.

         Stock Option Grants. The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1996 to each of the named executive officers who received compensation in excess of $100,000.


                                       11






                                                                                            Potential Realizable
                                                                                             Value at Assumed
                                                                                           Annual Rates of Stock
                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR            PRICE APPRECIATION
                                                     INDIVIDUAL GRANTS                        FOR OPTION TERM
                       -----------------------------------------------------------------------------------------
                                                  PERCENT OF
                                                 TOTAL OPTIONS
                            NUMBER OF             GRANTED TO       EXERCISE
                      SECURITIES UNDERLYING      EMPLOYEES IN       OR BASE    EXPIRATION
NAME                   OPTIONS GRANTED (#)        FISCAL YEAR         PRICE         DATE         5%        10%
----                   -------------------      --------------      -------      -------         --        ---

John A. Williams             30,000                  58.1%          $9.625       6/25/06    $181,593   $460,193

Colin C. Blair
  Chief Financial Officer
  and Treasurer              13,600                  26.4%          $9.625       6/25/06     $82,322   $208,621

Donna L. Boulanger
  Senior Vice President and
  Senior Lending Officer      8,000                  15.5%          $9.625       6/25/06     $48,425   $122,718

--------------------------------

        Aggregated Option Exercises and Fiscal Year-End Option Values. The following table sets forth exercises of stock options during the year ended December 31, 1996 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES ACQUIRED     OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END
NAME                            ON EXERCISE (#)                (#) (1)                          ($)
----                           --------------------------------------------------------------------------

John A. Williams                     78,420                         0                            0

Colin C. Blair                            0                    52,100                      181,788
   Chief Financial Officer
   and Treasurer

Donna L. Boulanger                    5,000                    23,000                       75,500
   Senior Vice President and
   Senior Lending Officer
------------------

(1)     All options are currently exercisable.

PENSION PLAN

        The Bank provides a tax-qualified, defined benefit retirement plan (the "Pension Plan") for all eligible employees through the Savings Banks Employees Retirement Association ("SBERA"), an unincorporated association comprised of (a) savings banks operating within Massachusetts and (b) other organizations providing services to or for savings banks. Each employee of the Bank automatically becomes a participant in the Pension Plan once he or she has attained age 21 and has completed at least one full year of service, consisting of at least 1,000 hours, beginning with his or her initial date of employment with the Bank.

        The Bank-funded retirement benefits provided to each participant at age 65 under the Pension Plan are based on the average of the participant's highest three consecutive years of compensation during his or her last ten years at the Bank (his "Average Compensation"). Compensation is defined as wages that would be reported on the participant's Form W-2, except that bonuses are not included under compensation where they would cause compensation to exceed the amount specified in Section 414(q) of the Code. The participant's retirement benefits


                                       12






will be equal to 1.25% of the participant's Average Compensation for each year of service with the Bank up to a maximum of 25 years, plus 0.6% of the excess of the participant's Average Compensation over the amount of his or her Covered Compensation at age 65 for each year of service with the Bank up to a maximum of 25 years. Covered Compensation is calculated based on the average of 35 years of Social Security taxable wages up to and including the participant's projected retirement age. Normal retirement age under the Pension Plan is 65. However, a reduced early retirement benefit is payable under certain conditions to a participant who retires between the ages of 50 and 65.

        The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous provisions of the Pension Plan available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form and certain other assumptions regarding social security benefits and compensation trends.


                                                                 Years of Service
                                                                 ----------------
Remuneration(1)                        10 Years     15 Years    20 Years     25 Years     30 Years      35 Years
------------                           --------     --------    --------     --------     --------      --------

$ 20,000............................   $  2,500     $  3,750    $  5,000     $  6,250     $  6,250     $  6,250
  40,000............................      5,941        8,912      11,883       14,853       14,853       14,853
  60,000............................      9,641       14,462      19,283       24,103       24,103       24,103
  80,000............................     13,341       20,012      26,683       33,353       33,353       33,353
 100,000............................     17,041       25,562      34,083       42,603       42,603       42,603
 120,000............................     20,741       31,112      41,483       51,853       51,853       51,853
 125,000............................     21,666       32,499      43,333       54,166       54,166       54,166
 150,000(2).........................     26,291       39,437      52,583       65,728       65,728       65,728

---------------

(1) Based on age 65 retirement in 1996 (plan year 11/01/96 - 10/31/97). The annual pension benefit is computed on the basis of a straight-life annuity.

(2) Federal law does not permit defined benefit pension plans to recognize compensation in excess of $150,000 for plan years beginning in 1994.



        The estimated credited years of service at December 31, 1996, was three years for Mr. Blair and Ms. Boulanger.

        If a participant makes any voluntary contributions, the participant's retirement benefits will be increased to reflect such contributions and any earnings or losses to the Pension Plan on such contributions.

        The Pension Plan provides that death benefits shall be paid to the beneficiary or beneficiaries of any participant who dies before he retires. The death benefit payable will be equal to the value of the deceased participant's voluntary contributions (adjusted to reflect any earnings or losses) plus the present value of his accrued benefit under the Pension Plan as funded by Company contributions.

                                       13






PERFORMANCE GRAPH

        The following graph provides a comparison of cumulative total stockholder return for the period from December 31, 1991 through December 30, 1996, among the common stock of the Bank (after February 8, 1996, the Company), the Nasdaq Stock Market-US Companies Index (the "Nasdaq (US Companies) Index") and the Nasdaq Stock Market-Banks Index (the "Nasdaq (Banks) Index"). These indices are prepared for Nasdaq by the Center for Research in Security Prices
(CRSP) at the University of Chicago. The Stock Performance Graph assumes an investment of $100 in each of the common stock of the Bank (after February 8, 1996, the Company) and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance of the Common Stock.




                                12/31/91     12/31/92    12/31/93      12/30/94    12/29/95    12/31/96
                                --------     --------    --------      --------    --------    --------
People's                          $100.0       $300.0      $290.9        $345.5      $766.5      $795.3
Nasdaq (Banks) Index              $100.0       $145.6      $166.0        $165.4      $246.3      $325.6
Nasdaq (US Companies) Index       $100.0       $116.4      $133.6        $130.6      $184.7      $227.2




                                       14






                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Pursuant to Section 16(a) of the Exchange Act and SEC regulations, the Company's executive officers and directors must file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market, Inc. and furnish the Company with copies of all Section 16(a) reports they file. Prior to the Reorganization, the Bank's executive officers and directors were required to file analogous reports with the Federal Deposit Insurance Corporation ("FDIC"). To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, Messrs. Blair, Cavallo, Matthews and Rodman each failed to file one report on Form 4, in each case regarding a single transaction.


                              CERTAIN TRANSACTIONS

         Certain directors and officers of the Company and the Bank and members of their immediate families are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the directors are at present, as in the past, also directors, officers or shareholders of corporations or members of partnerships which are customers of the Bank and which have transactions with the Bank in the ordinary course of business. Such transactions with directors and officers of the Company and the Bank and with such corporations and partnerships are on terms comparable to those charged to other customers of the Bank. Included in such transactions are loans to directors and officers and their associates which were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and which did not involve more than the normal risk of collectibility or present other features unfavorable to the Bank. The outstanding principal balance of such loans to directors and officers and their associates totaled $2,618,141, or 8.43% of the Company's stockholders' equity, at March 1, 1997.

        Mr. Adami's and Mr. Goldberg's law firms were retained by the Bank to provide certain services in 1996. In 1996, the Bank paid $35,027 to Mr. Adami's law firm and $8,427 to Mr. Goldberg's law firm for such services.


                                  PROPOSAL TWO

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         At the Annual Meeting, stockholders will be asked to consider a proposal to ratify the appointment of the Company's independent certified public accountants (Proposal Two). The Auditing Committee of the Board of Directors has appointed the firm of Wolf & Company, P.C. ("Wolf & Co.") to serve as the Company's independent certified public accountants for the current fiscal year ending December 31, 1997. Wolf & Co. has no direct or indirect financial interest in the Company, nor has it had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Before services are rendered by Wolf & Co., they are approved by, and the possible effect on the independence of the accountants is considered by, the Auditing Committee.

         A representative of Wolf & Co. will be present at the Annual Meeting and will be available to respond to appropriate questions and may make a statement if he or she so desires.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND VOTING AT THE ANNUAL MEETING WILL BE REQUIRED TO RATIFY THE APPOINTMENT OF WOLF & CO. AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR ENDING DECEMBER 31, 1997.


                                       15





RECOMMENDATION OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF WOLF & CO.


                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received in writing by the Company at its principal office on or before December 11, 1997, for inclusion in its proxy statement and form of proxy relating to the meeting. Pursuant to the By-laws of the Company, for the 1998 Annual Meeting of Stockholders, any director nominations and new business submitted by stockholders must be delivered to, or mailed to and received by, the Company at its principal executive office not less than 60 days nor more than 90 days prior to May 20, 1998; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before May 20, 1998 or more than 60 days after May 20, 1998, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (A) the 60th day prior to the scheduled date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company. Any such proposal should be mailed to: Clerk, People's Bancshares, Inc., 545 Pleasant Street, New Bedford, Massachusetts 02740.


                                  OTHER MATTERS

         At the time of the preparation of this proxy material, the Board of Directors of the Company does not know of any other matter to be presented for action at the Annual Meeting. If any other matters should come before the meeting, proxy holders have discretionary authority to vote their shares according to their best judgment.


                                         By Order of the Board of Directors


                                         /S/ S. David Goldberg
                                         ---------------------------------------
                                         S. David Goldberg
                                         Clerk

April 21, 1997



                                       16




[x] PLEASE MARK VOTES AS IN THIS EXAMPLE

-------------------------
PEOPLE'S BANCSHARES, INC.
-------------------------

RECORD DATE SHARES:


1. Proposal to elect Directors for a three year term.

      Virginia M. Burke                                               For All
       John R. Eaton                                For   Withhold     Except
      S. David Goldberg                             [ ]     [ ]         [ ]
    Dr. Loring C. Johnson

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominees(s).

                                                    For   Against     Abstain
2. Proposal to ratify the appointment of Wolf and   [ ]     [ ]         [ ]
   Company, P.C. as independent certified public accountants of the Company.

The undersigned stockholder(s) authorize(s) the proxies to vote on the above matters as indicated and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

Mark box at right if an address change or comment has been
noted on the reverse side of this card.                                 [ ]

Please be sure to sign and date this Proxy.   Date
-----------------------------------------------------------

-----------------------------------------------------------
Stockholder sign here           Co-owner sign here

DETACH CARD                                                          DETACH CARD





                           PEOPLE'S BANCSHARES, INC.

Dear Stockholders:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, which will be held on Tuesday, May 20, 1997.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

People's Bancshares, Inc.





PROXY                         PEOPLE'S BANCSHARES                          PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of People's Bancshares, Inc. (the "Company") hereby appoints George M. Custodio and Maureen A. Gregory, or either of them acting singly, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, on Tuesday, May 20, 1997, at the Holiday Inn, 195 Westgate Drive, Brockton, Massachusetts 02401, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY HOLDERS AS TO OTHER MATTERS. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

The undersigned stockholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of the Company or by attending the Annual Meeting and voting in person.




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PLEASE  VOTE,  DATE AND SIGN ON REVERSE  AND  RETURN  PROMPTLY  IN THE  ENCLOSED
ENVELOPE.
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Please sign exactly as your name(s)  appear(s) on the books of the  Corporation.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?


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